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                                                                      Exhibit 23

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We consent to the incorporation by reference in the Registration Statements on Form S-4, No. 333-99217 and Form S-8, No. 33-60366, No. 33-61333, No. 33-75746,
No. 333-71428, No. 333-71430; and No. 333-71432 of our report dated September 16, 2002, relating to the audited consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2002.

                                                 /s/ Ernst & Young LLP

Baltimore, Maryland
July 28, 2003